As filed with the Securities and Exchange Commission on July 27, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ARISTOTLE FUNDS SERIES TRUST
(Exact name of registrant as specified in its charter)

Delaware	See below
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11100 Santa Monica Blvd., Suite 1700 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value, of:
Aristotle Core Plus Income ETF	NYSE Arca, Inc.
Aristotle Multi-Sector Income ETF	NYSE Arca, Inc.
Aristotle Short Term Income ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e) , check the following box.	[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.	[ ]

Securities Act Registration file number to which this form relates: 333-269217

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.    Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 23 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-269217 and 811-23850), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-26-021422) on July 24, 2026, which is incorporated herein by reference.

The Trust currently consists of 25 separate series (each, a “Fund”). The Funds to which this filing relates and their I.R.S. Employer Identification Numbers are as follows:

Funds:	I.R.S. Employer Identification No.

Aristotle Core Plus Income ETF	42-2371036
Aristotle Multi-Sector Income ETF	42-2405104
Aristotle Short Term Income ETF	42-2456897
Item 2.    Exhibits

1
Registrant’s Amended and Restated Agreement and Declaration of Trust dated June 11, 2026, is incorporated herein by reference to Exhibit (a)(1)(i) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-269217; 811-23850), as filed with the SEC via EDGAR on July 24, 2026.

2.
Registrant’s By-Laws dated November 29, 2022, incorporated herein by reference to Exhibit (b)(1) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-269217; 811-23850), filed with the SEC via EDGAR on January 13, 2023.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.

ARISTOTLE FUNDS SERIES TRUST
(Registrant)

By:	/s/ J.G. Lallande
Name:	J.G. Lallande
Title:	Vice President and Secretary
Date:	July 27, 2026